UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) of the SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 18, 2015

SIBLING GROUP HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

TEXAS	000-28311	76-0270334
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

215 Morris Street Suite 205 Durham, NC 27701
(Address of principal executive offices)

(919) 237-2755

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02.

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed by Sibling Group Holdings, Inc. (the “Company”) in its Current Report on Form 8-K filed with the Securities and Exchange Commission on May 18, 2015, the Company informed Brian OliverSmith of the intent to terminate his employment as the Company’s Chief Executive Officer effective as of July 12, 2015 in accordance with the terms of his employment agreement. On June 18, 2015, the Company and Mr. OliverSmith entered into a Severance and Mutual Release Agreement (the “Severance Agreement”) pursuant to which Mr. OliverSmith resigned effective as of June 22, 2015.

The Severance Agreement provides that in connection with Mr. OliverSmith’s resignation, the Company will pay to Mr. OliverSmith a cash payment equal to $225,000, which includes the payment of amounts due to Mr. OliverSmith’s spouse for the settlement of debt and deferred compensation in addition to the severance amount paid to Mr. OliverSmith. The Severance Agreement contains a mutual release of claims by the Company and Mr. OliverSmith and the reaffirmation of Mr. OliverSmith’s non-competition, non-solicitation and non-disparagement obligations included in his employment agreement with the Company.

The Severance Agreement supersedes all prior agreements between the Company and Mr. OliverSmith with respect to his compensation upon termination, including Mr. OliverSmith’s employment agreement.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Sibling Group Holdings, Inc.

Date: June 24, 2015	By:	/s/ Angelle Judice
Angelle Judice, Chief Financial Officer

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